Exhibit T3B.120

Adopted: November 9, 2000

BYLAWS OF

CBL/STROUD, INC.

(A Pennsylvania Corporation)

C O N T E N T S

ARTICLE 1 - OFFICES

1.1	Principal Office
1.2	Registered Office

ARTICLE 2 - SHAREHOLDERS

2.1	Annual Meetings
2.2	Special Meetings
2.3	Place of Meetings
2.4	Notice of Meetings
2.5	Fixing of Record Date
2.6	Voting Record
2.7	Quorum
2.8	Proxies
2.9	Voting of Shares
2.10	Action Without a Meeting

ARTICLE 3 - Board of Directors

3.1	General Powers
3.2	Number, Tenure and Qualifications
3.3	Regular Meetings
3.4	Special Meetings
3.5	Notice of Meetings
3.6	Quorum
3.7	Manner of Acting
3.8	Action Without a Meeting
3.9	Removal
3.10	Vacancies
3.11	Compensation
3.12	Liability of Directors

ARTICLE 4 - OFFICERS

4.1	Number
4.2	Election and Term of Office
4.3	Removal

4.4	Vacancies
4.5	Chairman of the Board
4.6	The President
4.7	Chief Executive Officer
4.8	Chief Financial Officer
4.9	The Vice-President(s)
4.10	The Secretary
4.11	The Treasurer
4.12	Assistant Secretaries and Assistant Treasurers
4.13	Compensation

ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts
5.2	Loans
5.3	Checks, Drafts, etc.
5.4	Deposits

ARTICLE 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Certificates for Shares
6.2	Transfer of Shares

ARTICLE 7 - WAIVER OF NOTICE

ARTICLE 8 - INDEMNIFICATION

8.1	Indemnification
8.2	Insurance
8.3	Expenses
8.4	Severability

ARTICLE 9 - INCONSISTENT PROVISIONS

ARTICLE 10 - AMENDMENT

i

Adopted: November 9, 2000

BYLAWS OF

CBL/STROUD, INC.

(A Pennsylvania Corporation)

ARTICLE 1

OFFICES

1.1    Principal Office. The principal office of the corporation in the Commonwealth of Pennsylvania shall be located in the City of Stroudsburg, County of Monroe. The corporation may have such other offices, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.2    Registered Office. The registered office of the corporation, required by the Business Corporation Law of 1988 (the “Act”), as the same exists or may hereafter be amended, to be maintained in the Commonwealth of Pennsylvania may be, but need not be, identical with the principal office in the Commonwealth of Pennsylvania, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2

SHAREHOLDERS

2.1    Annual Meetings. An annual meeting of the shareholders shall be held on the fourth (4th) Thursday of the fourth (4th) month following the close of the corporation’s fiscal year, or at a time which is within the six (6) months following the close of any fiscal year, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the Commonwealth of Pennsylvania, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2.2    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty percent (20%) of all outstanding shares of the corporation entitled to vote at the meeting.

2.3    Place of Meetings. The Board of Directors may designate any place, either within or without the Commonwealth of Pennsylvania, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Pennsylvania, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the Commonwealth of Pennsylvania.

2.4    Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.5    Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.6    Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

2.7    Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes opposing the action, unless the Act requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote.

2.8    Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

2.9    Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.10    Action Without A Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders entitled to vote on the action consent to taking such action without a meeting. The affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one or more counterparts, indicating each signing shareholder’s vote or abstention on the matter, and delivered to the corporation for inclusion in the minutes of the proceedings of the shareholders.

ARTICLE 3

BOARD OF DIRECTORS

3.1    General Powers. The business and affairs of the corporation shall be managed under the authority and direction of its Board of Directors.

3.2    Number, Tenure and Qualifications. The number of directors of the corporation shall be set at any meeting of the shareholders, so long as the legal requirement is met that there be at least one (1) director; provided, however, that so long as the corporation is required by its Articles of Incorporation to maintain at least one (1) “Independent Director” (as such term is defined in the corporation’s Articles of Incorporation), notwithstanding any other provision contained in these Bylaws, the corporation shall have at all times at least one (1) Independent Director on its Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor shall have been elected and qualified. Directors need not be residents of the Commonwealth of Pennsylvania or shareholders of the corporation.

3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Pennsylvania, for the holding of additional regular meetings without other notice than such resolution.

3.4    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors, or if there is only one director, by the sole director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Pennsylvania, as the place for holding any special meeting of the Board of Directors called by them.

3.5    Notice of Meetings. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at the director’s business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6    Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.7    Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Articles of Incorporation require the vote of a greater number of directors.

3.8    Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if, prior or subsequent to the action, one (1) or more written consents thereto, signed by all directors in office is filed with the Secretary of the corporation.

3.9    Removal. One (1) or more directors may be removed with or without cause by vote of the shareholders.

3.10    Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

3.11    Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both.

3.12    Liability of Directors. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken as a director, except for liability: (a) for any breach or failure to perform the duties of his or her office under 15 Pennsylvania Consolidated Statutes Sections 1711-1718; or (b) for any breach or failure to perform constituting self-dealing, willful misconduct or recklessness. The foregoing limitation on a director’s personal liability shall not apply to: (a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a director for the payment of taxes pursuant to federal, state or local law. If the Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided in these Bylaws, shall be limited to the fullest extent permitted by the amended Act. Any amendment or repeal of this Section shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE 4

OFFICERS

4.1    Number. The corporation shall have a President, a Secretary, a Treasurer, and such other officers as are elected by the Board of Directors. Any two or more offices may be held by the same person.

4.2    Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the officer’s successor shall have been duly elected and shall have qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

4.3    Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5    Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and directors. The Chairman of the Board shall be responsible for the general management of the affairs of the corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President or the Chief Executive Officer is required, the Chairman shall possess the same power as the President or Chief Executive Officer to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors. The Chairman shall make reports to the Board of Directors and the shareholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect.

4.6    The President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the shareholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors.

4.7    Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer from among the elected officers. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the corporation, as determined by the Board of Directors. The Chief Executive Officer may sign, alone or with the Secretary, or an Assistant Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates, contracts and other instruments of the corporation as authorized by the Board of Directors.

4.8    Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer from among the elected officers. The Chief Financial Officer shall have general responsibility for the financial policies and matters of the corporation, as determined by the Board of Directors. The Chief Financial Officer may sign, alone or with the Treasurer, or an Assistant Treasurer or any other proper officer of the corporation authorized by the Board of Directors, certificates, contracts and other instruments of the corporation as authorized by the Board of Directors.

4.9    The Vice-President(s). The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them. The Board of Directors may designate one (1) or more Vice Presidents as Executive or Senior Vice President or as Vice President for a particular area of responsibility.

4.10    The Secretary. The Secretary shall; (a) keep the minutes of the proceedings of the Board of Directors and the shareholders of the corporation in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, the President, or the Chief Executive Officer.

4.11    The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board, the President, or the Chief Executive Officer, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President, the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

4.12    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board, the President, the Chief Executive Officer or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall prescribe. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President, the Chief Executive Officer, or the Board of Directors.

4.13    Compensation. The Board of Directors shall set the compensation, or provide for setting the compensation, of all officers of the corporation. The authority to set the compensation of all officers other than the President, may be delegated to the President, in the discretion of the Board of Directors.

ARTICLE 5

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 6

CERTIFICATES FOR SHARES AND

THEIR TRANSFER

6.1    Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.2    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE 7

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 8

INDEMNIFICATION

8.1    Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permissible under and pursuant to the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Act permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including, but not limited to counsel fees, judgments, fines and amounts paid or to be paid in settlement)

actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which a director or officer may have or hereafter acquire and, without limiting the generality of the foregoing, a director or officer shall be entitled to the right of indemnification under any agreement, vote of stockholders, provision of law, or otherwise, as well as the rights under this section.

8.2    Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have power to indemnify such person against such expense, liability or loss under the Act.

8.3    Expenses. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person, director or officer, including, but not limited to service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

8.4    Severability. If any provision of this article or the application thereof to any person or circumstance is adjudicated invalid, such invalidity shall not affect other provisions or application of this article which lawfully can be given without the invalid provision or application.

ARTICLE 9

INCONSISTENT PROVISIONS

In the event of any conflict between the provisions of the Articles of Incorporation of the corporation and these Bylaws, the provisions contained in the Articles of Incorporation shall control.

ARTICLE 10

AMENDMENT

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular or special meeting.